Exhibit 31.1

CERTIFICATION

I, Yossi Aloni, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K of SeaChange International, Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 26, 2020	By:	/s/ YOSSI ALONI
Yossi Aloni
Chief Executive Officer
(Principal Executive Officer)